Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of June 30, 2006, is by and between MagStar Technologies, Inc., a Minnesota corporation (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Lender”).

RECITALS

1.             The Lender and the Borrower entered into a Second Amended and Restated Credit Agreement dated as of June 30, 2005 (as hereafter amended the “Credit Agreement”); and

2.             The Borrower desires to amend certain provisions of the Credit Agreement, and the Lender has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendments. The Credit Agreement is hereby amended as follows:

2.1          Definitions. Clause (b) of the definition of “Eligible Inventory” in Section 1.1 of the Credit Agreement is amended to read as follows:

(b) the Inventory consists of raw materials or finished product (not including work in process and supplies and not including Slow Moving Raw Materials Inventory, Slow Moving Finished Goods Inventory and Slow Moving Inventory);

2.2          Revolving Maturity Date. Section 2.1(a) of the Credit Agreement is amended by deleting therefrom the date “June 30, 2006” and inserting in its place “June 30, 2007” as the Revolving Maturity Date.

2.3          Interest Rate Reduction. Section 2.4 of the Credit Agreement is amended by deleting therefrom the phrase “Prime Rate plus 2.0%” and inserting in its place the phrase “Prime Rate plus 0.5%”.

2.4          Borrowing Base. Section 2.5 of the Credit Agreement is amended in its entirety to read as follows:

Section 2.5 Borrowing Base and Mandatory Prepayment. The Borrowing Base shall be equal to the sum of (1) 40% of the lower of cost or market value of raw materials Eligible Inventory; plus (2) 30% of the lower of cost (determined on a first in, first out basis) or market value of finished goods Eligible Inventory (provided that the Eligible Inventory set out in clauses (1) and (2) shall be a part of the Borrowing Base for only up to 120 consecutive days in any fiscal year, plus, (3) at all times,  85% of the face value of Eligible Accounts. The Borrower shall deliver borrowing base certificates in substantially the form attached hereto (a “Borrowing Base Certificate”) to the Lender contemporaneously with each Advance request and in any event not less than monthly. Each such certificate shall state the amount of Eligible Accounts, Eligible Inventory (during the applicable period) and the Borrowing Base as of the last day of the previous month. Any limitations on advances or required prepayments relating to the Borrowing Base shall be based on the latest borrowing base certificate the Borrower shall have delivered to the Lender. If the principal balance of the Advances at any time exceeds the Borrowing Base, the Borrower shall immediately prepay the Advances by the amount of that excess.

2.5          Collateral Audits. Section 5.5 of the Credit Agreement is amended by deleting therefrom the phrase “more than three collateral audits” and inserting in its place the phrase “one collateral audit”, as the number of collateral audits the Borrower may be required to pay for in any calendar year.

2.6          Fixed Charge Coverage Ratio Deletion. Section 6.10 of the Credit Agreement is amended to read as follows:

Section 6.10  Reserved.

Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

3.1          This Amendment duly executed by the Borrower.

3.2          A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were last delivered to the Lender with a certificate of the Secretary of the Borrower, and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment  (collectively, the “Amendment Documents”), and certifying as to specimens of such officer’s signature and such  officer’s incumbency in such offices as such officer holds.

3.3          The Borrower shall have satisfied such other conditions as specified by the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.

Section 4. Representations, Warranties, Authority, No Adverse Claim.

4.1          Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Lender.

4.2          Authority, No Conflict, No Consent Required. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s Articles of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Lender. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Lender.

4.3          No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lender with respect to the Obligations.

Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.  The Borrower confirms to the Lender that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Lender under the Security

Agreement, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 7. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8. Successors. The Amendment Documents shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

Section 9. Legal Expenses. As provided in Section 8.2 of the Credit Agreement, the Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney’ fees and legal expenses of Dorsey & Whitney LLP, counsel for the Lender determined according to such counsel’s generally applicable rates which may be higher than the rates charged to the Lender in certain matters) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

Section 12. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:
MAGSTAR TECHNOLOGIES, INC.

	By:	/s/ Joseph A. Petrich
	Title:	Chief Financial Officer and Treasurer

LENDER:
U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Benjamin Johnson
	Title:	Vice President